Exhibit 99.1
Femasys Announces Historic Milestone with European Approval of
FemBloc®, the First Non-Surgical Permanent Birth Control

--European CE mark approval of the entire FemBloc®system marks pivotal achievement in expanding safe, accessible and non-surgical permanent contraceptive options for women--

ATLANTA – June 25, 2025 – Femasys Inc., (Nasdaq: FEMY), a leading biomedical innovator addressing significant unmet needs in women's health worldwide, with a broad portfolio of disruptive, accessible, in-office therapeutic and diagnostic products, announces Conformité Européene (CE) mark certification under European Union Medical Device Regulation (EU MDR 2017/745) of the Class III FemBloc blended polymer component, marking the first regulatory approval in the world for the FemBloc® System for non-surgical female permanent birth control. After European Medicines Agency (EMA) review, the Notified Body has granted CE mark certification. The regulatory approval for the blended polymer joins the earlier approval announced on March 13, 2025 for the delivery system component of FemBloc. The FemBloc System can now be marketed in the European Economic Area, which includes the 27 member states of the European Union and the 3 European Free Trade Association countries.

“European approval of the entire FemBloc System represents a major milestone for Femasys and the field of women’s health. It marks the first global regulatory endorsement of our groundbreaking non-surgical permanent birth control solution, following a rigorous scientific evaluation of the technology. This achievement reflects years of dedication and underscores our commitment to bringing safe, accessible alternatives to traditional surgical options,” stated Kathy Lee-Sepsick, Femasys’ CEO and Founder. “Femasys is preparing to make FemBloc commercially available through strategic distribution partnerships in select countries in Europe beginning in Spain through our existing partners and will seek additional country approvals while continuing to enroll participants in our FDA IDE-approved late-stage pivotal trial for U.S. approval.”

About FemBloc
FemBloc® is a revolutionary, first-of-its-kind non-surgical solution for permanent birth control, addressing a large unmet need in women’s reproductive health. Delivered in-office through a patented delivery system, FemBloc places a proprietary blended polymer into both fallopian tubes, which safely degrades and forms natural scar tissue to permanently block them. In contrast to surgical sterilization, FemBloc eliminates the risks of anesthesia, infection, and recovery downtime, making it safer, more accessible, and significantly more cost-effective. With no comparable alternatives on the market, FemBloc represents a disruptive advancement with broad global potential. Learn more at www.FemBloc.com.

About Femasys
Femasys is a leading biomedical innovator focused on addressing critical unmet needs in women’s health with a broad, patent-protected portfolio of disruptive, accessible, in-office therapeutic and diagnostic products. As a U.S. manufacturer with global regulatory approvals, Femasys is actively commercializing its lead product innovations in the U.S. and key international markets. Femasys’ fertility portfolio includes FemaSeed® Intratubal Insemination, a groundbreaking first-line infertility treatment and FemVue®, a companion diagnostic for fallopian tube assessment. Published clinical trial data show FemaSeed is over twice as effective as traditional IUI, with a comparable safety profile, and high patient and practitioner satisfaction.1

FemBloc® permanent birth control, the first and only non-surgical, in-office alternative to centuries-old surgical sterilization, has received regulatory approval in Europe. Commercialization of this highly cost effective, convenient and significantly safer approach will begin in Spain through engaged partnerships followed by select European countries. Alongside FemBloc, the FemChec® is a diagnostic product that enables an ultrasound-based test to confirm procedure success. Published data from initial clinical trials demonstrated compelling effectiveness, five-year safety, and high patient and practitioner satisfaction.2 For U.S. FDA approval, enrollment in the FINALE pivotal trial (NCT05977751) is ongoing.

Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

References
1Liu, J. H., Glassner, M., Gracia, C. R., Johnstone, E. B., Schnell, V. L., Thomas, M. A., L. Morrison, Lee-Sepsick, K. (2024). FemaSeed Directional Intratubal Artificial Insemination for Couples with Male-Factor or Unexplained Infertility Associated with Low Male Sperm Count. J Gynecol Reprod Med, 8(2), 01-12. doi: 10.33140/JGRM.08.02.08.

2Liu, J. H., Blumenthal, P. D., Castaño, P. M., Chudnoff, S. C., Gawron, L. M., Johnstone, E. B., Lee-Sepsick, K. (2025). FemBloc Non-Surgical Permanent Contraception for Occlusion of the Fallopian Tubes. J Gynecol Reprod Med, 9(1), 01-12. doi: 10.33140/JGRM.09.01.05.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to obtain regulatory approvals for our FemBloc product candidate; develop and advance our current FemBloc product candidate and successfully enroll and complete the clinical trial; the ability of our clinical trial to demonstrate safety and effectiveness of our product candidate and other positive results; estimates regarding the total addressable market for our products and product candidate; our ability to commercialize our products and product candidate, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:
Investors:
IR@femasys.com

Media Contact:
Media@femasys.com